EXHIBIT 10.2 RULES AND CONDITIONS FOR THE X4 PHARMACEUTICALS, INC. NON-EMPLOYEE DIRECTORS’ DEFERRED COMPENSATION PROGRAM (THE “PROGRAM”) The following rules and conditions have been adopted by the Board of Directors of X4 Pharmaceuticals, Inc. (the “Company”) to govern the deferral of Restricted Stock Units by non- employee directors of the Company (each, a “Non-Employee Director” and collectively, the “Non- Employee Directors”) pursuant to the Company’s Amended and Restated 2017 Equity Incentive Plan (as amended from time to time, the “Stock Plan”) and the Company’s Amended and Restated Director Compensation Policy (as amended from time to time, the “Policy”). Capitalized terms used but not defined herein shall have the meaning given such terms in the Stock Plan. 1. Election to Defer the Equity Retainer. A Non-Employee Director may elect in advance to defer the receipt of the initial and/or annual Restricted Stock Unit Grant made to such Non-Employee Director pursuant to the Policy under the Stock Plan (such grant, the “Equity Retainer”). To make such an election, except with respect to a newly elected or appointed Non- Employee Director, the Non-Employee Director must execute and deliver to the Company a deferral election form before the end of the calendar year preceding the calendar year in which the applicable Equity Retainer is scheduled to be granted. A newly elected or appointed Non- Employee Director, may, upon (but no later than 30 days after) becoming a Non-Employee Director, file a deferral election with respect to the initial Equity Retainer and/or to Equity Retainers that are awarded subsequent to the election. An election shall remain in effect from year to year until revoked in writing by the Non-Employee Director, but any revocation shall become effective only with respect to Equity Retainers that are granted in calendar years beginning after receipt and acceptance by the Company of a written revocation. All elections (including revocation thereof) must be made during an open window period while the Non-Employee Director is not in possession of any material non-public information relating to the Company. 2. Deferred Account. Upon the vesting of any Equity Retainer awarded to any Non- Employee Director who has elected to defer his or her Equity Retainer(s) pursuant to this Program, any shares of Common Stock that would otherwise have been issued to the Non-Employee Director upon such vesting shall be converted to deferred stock units on a one-to-one basis and credited to the Non-Employee Director’s deferred account (“Account”). 3. Dividend Equivalent Amounts. If dividends (other than dividends payable only in shares of Common Stock) are paid with respect to Common Stock, each Account shall be credited with a number of whole and fractional stock units determined by multiplying the dividend value per share by the stock unit balance of the Account on the record date and dividing the result by the fair market value of a share of Common Stock on the dividend payment date. 4. Period of Deferral. The deferred stock units in each Account shall be deferred until, and the period of deferral shall cease upon, the earliest of (a) the date a Non-Employee Director ceases to serve as a member of the Board of Directors of the Company and incurs a “separation from service” within the meaning of Section 409A of the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder (“Section 409A”), (b) the consummation of a Reorganization Event (as defined in the Stock Plan) so long as such Reorganization Event

EXHIBIT 10.2 constitutes a “change in the ownership or effective control of the Company, or in the ownership of a substantial portion of the assets of the Company” within the meaning of Section 409A (a “Change in Control”) or (c) the date of a Non-Employee Director’s death. 5. Designation of Beneficiary. A Non-Employee Director may designate one or more beneficiaries to receive payments from his or her Account in the event of his or her death. A designation of beneficiary may apply to a specified percentage of a Non-Employee Director’s entire interest in his or her Account. Such designation, or any change therein, must be in writing and shall be effective upon receipt by the Company. If there is no effective designation of beneficiary, or if no beneficiary survives the Non-Employee Director, the estate of the Non- Employee Director shall be deemed to be the beneficiary. All payments to a beneficiary or estate shall be made in a lump sum in shares of Common Stock, with any fractional share paid in cash. 6. Payment. All amounts credited to a Non-Employee Director’s Account shall be paid in shares of Common Stock to the Non-Employee Director, or his or her designated beneficiary (or beneficiaries) or estate, in a single lump sum as soon as practicable (but in no event later than 30 days deferral) after the end of the first applicable period of deferral specified in Section 4 (above) occurs; provided, however, that fractional shares shall be paid in cash. 7. Adjustments. In the event of a stock dividend, stock split or similar change in capitalization affecting the Common Stock, the Company shall make appropriate adjustments in the number of stock units credited to the Non-Employee Directors’ Accounts. 8. Non-transferability of Rights. During a Non-Employee Director’s lifetime, any payment under this Program shall be made only to the Non-Employee Director. No sum or other interest under this deferred compensation arrangement shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge, and any attempt by a Non-Employee Director or any beneficiary under this Program to do so shall be void. No interest under this deferred compensation arrangement shall in any manner be liable for or subject to the debts, contracts, liabilities, engagements or torts of a Non-Employee Director or beneficiary entitled thereto. Notwithstanding the foregoing, the Company may make payments to an individual other than a Non-Employee Director to the extent required by a domestic relations order. 9. Company’s Obligations to Be Unfunded and Unsecured. The Accounts maintained under this Program shall at all times be entirely unfunded, and no provision shall at any time be made with respect to segregating assets of the Company (including Common Stock) for payment of any amounts hereunder. No Non-Employee Director or other person shall have any interest in any particular assets of the Company (including Common Stock) by reason of the right to receive payment under this Program, and any Non-Employee Director or other person shall have only the rights of a general unsecured creditor of the Company with respect to any rights under this Program. 10. Section 409A. This Program is intended to be a compliant deferred compensation plan under Section 409A and shall be administered in accordance with the requirements of Section 409A.

EXHIBIT 10.2 11. Incorporation of Plan. This Program shall be subject to the terms and conditions of the Stock Plan and the Policy. Capitalized terms in this document shall have the meaning specified in the Stock Plan, unless a different meaning is specified herein. Adopted as of June 28, 2024 (the “Effective Date”)